As filed with the Securities and Exchange Commission on August 27, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Exa Corporation

(Exact name of registrant as specified in its charter)

Delaware	04-3139906
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

55 Network Drive, Burlington MA 01803

(Address of principal executive offices)

Exa Corporation Amended and Restated 2011 Stock Incentive Plan

(Full title of the plan(s))

Stephen A. Remondi

Chief Executive Officer

Exa Corporation

55 Network Drive

Burlington, Massachusetts 01803

(Name and address of agent for service)

(781) 564-0220

(Telephone number, including area code, of agent for service)

Copies to:

John D. Patterson, Jr., Esq.

Robert W. Sweet, Jr., Esq.

Foley Hoag LLP

Seaport West

155 Seaport Boulevard

Boston, Massachusetts 02210

Telephone: (617) 832-1000

Telecopy: (617) 832-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.001 par value	1,000,000 (1)	$9.85	$9,850,000	$1,269

1.	Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Amended and Restated 2011 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
2.	The proposed maximum offering price per share has been estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee with respect to shares reserved for future issuance based on the average of the high and low price of the Registrant’s common stock as quoted on the Nasdaq Global Market on August 21, 2014.

This Registration Statement on Form S-8 is being filed by Exa Corporation (the “Company”) for the purpose of registering an additional 1,000,000 shares of common stock, par value $0.001 per share, to be issued pursuant to the Exa Corporation Amended and Restated 2011 Stock Incentive Plan, as amended (the “Amended 2011 Incentive Plan”). The contents of the Company’s Registration Statement on Form S-8 (Registration No. 333-192746) relating to Company’s 1999 Series G Convertible Preferred Nonqualified Stock Option Plan, 2005 Series G Convertible Preferred Stock Incentive Plan, 2007 Stock Incentive Plan, 2011 Stock Incentive Plan (as amended and restated as of March 12, 2014) and 2011 Employee Stock Incentive Plan are incorporated by reference into this Registration Statement in accordance with General Instruction E to Form S-8.

Item 5.	Interests of Named Experts and Counsel.

The validity of the securities registered hereby is being passed upon for Exa Corporation by Foley Hoag LLP, Boston, Massachusetts.

1.

Item 8.	Exhibits.

Exhibit No.	Description

4.5	Exa Corporation Amended and Restated 2011 Stock Incentive Plan (filed as Appendix A to our proxy statement on Schedule 14A, Registration No. 001-35584, filed on May 2, 2014, and incorporated herein by reference)

5.1	Opinion of Foley Hoag LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Foley Hoag LLP (included in Exhibit 5.1)

24.1	Power of attorney (contained on the signature page of this registration statement)

2.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Burlington, Massachusetts, as of August 27, 2014.

EXA CORPORATION

By:	/s/ Stephen A. Remondi
Stephen A. Remondi
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Stephen A. Remondi and Richard F. Gilbody as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacity and on the date indicated.

/s/ Stephen A. Remondi	Chief Executive Officer, President and Director	August 27, 2014
Stephen A. Remondi	(principal executive officer)

/s/ Richard F. Gilbody	Chief Financial Officer (principal financial officer and	August 27, 2014
Richard F. Gilbody	principal accounting officer)

/s/ Stephen P. Sarno	Vice President of Finance and Chief Accounting	August 27, 2014
Stephen P. Sarno	Officer (principal accounting officer)

/s/ John J. Shields, III	Director	August 27, 2014
John J. Shields, III

/s/ John William Poduska	Director	August 27, 2014
John William Poduska

/s/ Wayne Mackie	Director	August 27, 2014
Wayne Mackie

/s/ Robert D. Burke	Director	August 27, 2014
Robert D. Burke

/s/ Robert Schechter	Director	August 27, 2014
Robert Schechter

3.

EXHIBIT INDEX

Exhibit No.	Description

4.5	Exa Corporation Amended and Restated 2011 Stock Incentive Plan (filed as Appendix A to our proxy statement on Schedule 14A, Registration No. 001-35584, filed on May 2, 2014, and incorporated herein by reference)

5.1	Opinion of Foley Hoag LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Foley Hoag LLP (included in Exhibit 5.1)

24.1	Power of attorney (contained on the signature page of this registration statement)

4.